UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 25, 2012, Lakeland Industries, Inc. signed with Bank Itau in Brazil to borrow R$2.0 million (approximately USD$1.1 million) for working capital in advance of the large orders received from the Brazilian Navy and others.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibit is being furnished herewith:

10.1.	On April 25, 2012, Lakeland Industries, Inc. signed with Bank Itau in Brazil to borrow R$2.0 million (approximately USD$1.1 million) for working capital in advance of the large orders received from the Brazilian Navy and others.
10.2	Summary of Exhibit 10.1 in English

The information filed as Exhibit 99.1 to this Form 8-K is furnished in accordance with Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific references in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: April 27, 2012

/s/ Christopher J. Ryan
Christopher J. Ryan
President & CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	On April 25, 2012, Lakeland Industries, Inc. signed with Bank Itau in Brazil to borrow R$2.0 million (approximately USD$1.1 million) for working capital in advance of the large orders received from the Brazilian Navy and others.
10.2	Summary of Exhibit 10.1 in English